Exhibit 5.1

STEVENS & LEE

LAWYERS & CONSULTANTS

111 N. Sixth Street

P.O. Box 679

Reading, PA 19603

(610) 478-2000 Fax (610) 376-5610

www.stevenslee.com

May 13, 2016

Board of Directors

First Priority Financial Corp.

2 West Liberty Boulevard, Suite 104

Malvern, PA 19355

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to First Priority Financial Corp. (the “Company”) in connection with the Company’s proposed offering of up to 1,308,000 shares of the Company’s common stock, no par value (the “Common Stock”). This offering is covered by the Company’s Registration Statement on Form S-8, filed with the United States Securities and Exchange Commission (the “Registration Statement”). In connection with delivering this opinion, we have reviewed the following documents:

(a)	The amended and restated articles of incorporation of the Company as filed with the Secretary of State of the Commonwealth of Pennsylvania on May 4, 2016, as certified by the Secretary of the Company;

(b)	The bylaws of the Company as presently in effect, as certified by the Secretary of the Company;

(c)	The resolutions of the Board of Directors of the Company adopted at a meeting held on May 3, 2016, as certified by the Secretary of the Company;

(d)	The Registration Statement, including the prospectus (the “Prospectus”) contained therein; and,

(e)	The First Priority Financial Corp. Stock Compensation Plan.

Based upon our review of the documents listed above, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold against payment therefor, pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

Philadelphia • Reading • Valley Forge • Allentown • Harrisburg • Lancaster • Scranton

Wilkes-Barre • Princeton • Charleston • New York • Wilmington

A PROFESSIONAL CORPORATION

STEVENS & LEE

LAWYERS & CONSULTANTS

Board of Directors

First Priority Financial Corp.

May 13, 2016

We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Stevens & Lee
STEVENS & LEE